UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

SRM ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SRM	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 14, 2023, SRM Entertainment, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with EF Hutton, division of Benchmark Investments, LLC (the “Representative”), as representative of the underwriters named therein, and Jupiter Wellness, Inc. (“Jupiter Wellness”), in connection with the Company’s initial public offering (the “IPO”) of 1,250,000 shares of common stock, par value $0.0001 (the “Common Stock”), at a price of $5.00 per share, less underwriting discounts and commissions.

The IPO closed on August 16, 2023 and the Company received aggregate net proceeds of approximately $5.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the IPO for the development of licensed goods, expansion of SRM products, increased deposits, accounts receivable and inventory, marketing, advertising, and trade shows, general administrative expenses, repayment of a promissory note payable to Jupiter Wellness, and general corporate purposes.

Pursuant to the Underwriting Agreement, the Company also granted to the Representative a 45-day option to purchase up to 187,500 additional shares of Common Stock on the same terms and conditions solely to cover over-allotments, if any. Also pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative or its designees, warrants (“Representative’s Warrants”) to purchase up to an aggregate of 57,500 shares of Common Stock (representing 4% of the shares of Common Stock sold in the IPO, including any shares sold pursuant to the exercise of the Representative’s over-allotment option), exercisable at $6.00 per share, which represents 120% of the initial public offering price per share in the IPO, at any time and from time to time, in whole or in part, commencing on February 10, 2024, 180 days from the effective date of the Registration Statement, and expiring on August 14, 2028, five years following the effective date of the Registration Statement. On August 16, 2023, the Company issued to the Representative and its designees Representative’s Warrants to purchase up to 50,000 shares of Common Stock. Additional Representative’s Warrants will be issued if the Representative exercises its over-allotment option.

The shares of Common Stock offered in the IPO, the Representative’s Warrants and the shares of Common Stock underlying the Representative’s Warrants were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-272250) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) and, declared effective by the SEC on August 14, 2023, and a final prospectus thereunder, dated August 14, 2023, and filed with the SEC on August 16, 2023, each available on the SEC’s website located at http://www.sec.gov.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and Jupiter Wellness and customary indemnification rights and obligations of the parties thereto. The Representative’s Warrants also contain customary provisions relating to the issuance of the Representative’s Warrants and underlying Common Stock.

The foregoing description of the Underwriting Agreement and the Representative’s Warrants are qualified in their entirety by reference to the full text of such documents.

In connection with the IPO, the form of the Underwriting Agreement and the form of the Representative’s Warrant were previously filed as exhibits to the Registration Statement. The foregoing does not purport to be a complete description of each of the agreements described in this Current Report on Form 8-K (this “Form 8-K”) and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the form of the Representative’s Warrant. A copy of the executed Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. A copy of the form of the Representative’s Warrant is filed with the SEC as Exhibit 4.2 to the Registration Statement and is incorporated herein by reference.

This Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the use of proceeds from the IPO, as well as other risks detailed from time to time in the Company’s filings with the SEC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2023, the Company and Jupiter Wellness entered into an Assignment and Assumption Agreement (the “McKinnon Assignment”), which became effective on August 14, 2023, to assume the employment agreement dated August 5, 2019, between Douglas McKinnon, Chief Financial Officer of the Company and former Chief Financial Officer of Jupiter Wellness, and Jupiter Wellness. Mr. McKinnon’s employment with Jupiter Wellness was amended to increase Mr. McKinnon’s base salary to $150,000, and provide an annual 10% increase in base salary and options for 2022 and 2023. Effective December 6, 2021, if Mr. McKinnon is terminated either voluntarily or involuntarily other than for cause, including but not limited to (i) a change of control or attempted change of control, (ii) material merger or other material business combination, (iii) change of board of directors or executive officers or (iv) or other events as set forth in Mr. McKinnon’s employment agreement, Mr. McKinnon is entitled to all compensation remaining to be paid during the then-current term of his employment agreement or one year, whichever is greater, plus an additional two-years.

Mr. McKinnon will receive a base salary of $181,500, an annual 10% increase in base salary and options to be determined between Mr. McKinnon and the Company for 2023.

The foregoing description of the McKinnon Assignment is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events.

Prior to the IPO, the Company was a majority-owned subsidiary of Jupiter Wellness. On May 26, 2023, the Company entered into an Amended and Restated Exchange Agreement (the “Exchange Agreement”) with Jupiter Wellness to govern the separation of the Company’s business from Jupiter Wellness. Pursuant to the Exchange Agreement, on May 31, 2023, we issued to Jupiter Wellness 6,500,000 shares of our Common Stock (representing 79.3% of our outstanding shares of Common Stock) in exchange for 2 ordinary shares of S.R.M. Entertainment Limited (“SRM Limited”) (representing all of the issued and outstanding ordinary shares of SRM Limited) (the “Share Exchange”). Pursuant to the Share Exchange, we acquired from Jupiter Wellness by operation of law all assets and assume all liabilities comprising our business, which are currently owned and held by SRM Limited. On June 27, 2023, the board of directors of Jupiter Wellness declared the distribution by Jupiter Wellness of 2,000,000 of the shares of our Common Stock it received pursuant to the Exchange Agreement to holders of its shares of common stock and certain warrant holders, in each case, of record as of the close of business on July 7, 2023. We consummated the separation contemplated by the Amended and Restated Exchange on August 14, 2023 and the distribution was paid on August 14, 2023.

The foregoing does not purport to be a complete description of the Exchange Agreement and is qualified in its entirety by reference to the full text of such agreement, which was previously filed with the SEC as 10.10 to the Registration Statement and is incorporated herein by reference. For more information on the separation and distribution, please see the Registration Statement.

On August 14, 2023, the Company issued a press release announcing the pricing of the IPO. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On August 16, 2023, the Company issued a press release announcing the closing of the IPO. A copy of this press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated August 14, 2023, by and among SRM Entertainment, Inc., Jupiter Wellness, Inc. and EF Hutton, division of Benchmark Investments, LLC.
4.1	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.2 to the Form S-1/A filed with the SEC on July 28, 2023)
10.1	Assignment and Assumption Agreement dated August 3, 2023, between Jupiter Wellness, Inc. and SRM Entertainment, Inc.
10.2	Amended and Restated Exchange Agreement between Jupiter Wellness, Inc. and SRM Entertainment, Inc. dated May 26, 2023 (incorporated by reference to Exhibit 10.10 to the Form S-1 filed with the SEC on May 26, 2023)
10.3	Employment Agreement between Jupiter Wellness, Inc., formerly known as CBD Brands, Inc., and Douglas O. McKinnon dated August 5, 2019 (incorporated by reference to Exhibit 10.11 to the Form S-1/A filed with the SEC on July 18, 2023)
99.1	Press Release dated August 14, 2023.
99.2	Press Release dated August 16, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRM ENTERTAINMENT, INC.

Date: August 16, 2023	By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Chief Financial Officer